UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2021

PROG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Georgia	1-39628	85-2484385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

256 W. Data Drive Draper, Utah	84020-2315
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (385) 351-1369

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, Par Value $0.50 Per Share	PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 26, 2021, PROG Holdings, Inc., a Georgia corporation (the “Company”), entered into an indenture (the “Indenture”) with the guarantors party thereto and U.S. Bank National Association, as trustee, in connection with the Company’s previously announced offering of $600,000,000 aggregate principal amount of its 6.000% senior unsecured notes due 2029 (the “Notes”). The Notes were issued at 100.0% of their par value. The Notes are general unsecured obligations of the Company and will be guaranteed by certain of the Company’s existing and future domestic subsidiaries.

Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 2022. The Notes will mature on November 15, 2029.

The net proceeds from the offering of the Notes will be used to fund the purchase price, and related fees and expenses, of the Company’s previously announced tender offer to purchase for cash up to $425 million in value of the Company’s common stock, par value $0.50 per share (the “shares”), at a single per share price of not less than $44.00 per share and not more than $50.00 per share, less any applicable withholding taxes and without interest. The Company intends to use any remaining proceeds for future additional share repurchases or, to the extent the Company determines not to repurchase additional shares, for general corporate purposes.

Within sixty days of November 26, 2021, to the extent the tender offer is not fully subscribed, the Company may use an amount not greater than the value of the shares subject to the tender offer that have not been tendered pursuant to such offer to redeem up to $200.0 million aggregate principal amount of the Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes will also be redeemable, in whole or in part, at any time or from time to time on or after November 15, 2024, at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time and from time to time prior to November 15, 2024, the Notes may be redeemed, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus a “make-whole premium” and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, the Company may redeem up to 40% of the Notes at any time or from time to time before November 15, 2024, with the proceeds from certain equity offerings at a redemption price equal to 106.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder has the right to require the Company to offer to repurchase all or any part of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Company is not required to make mandatory sinking fund payments with respect to the Notes.

The Indenture contains various other covenants and obligations to which the Company and its subsidiaries are subject to while the Notes are outstanding. The covenants in the Indenture limit the ability of the Company and its subsidiaries to, among other things: (i) incur additional debt and guarantee debt; (ii) pay dividends or make other distributions or repurchase or redeem capital stock; (iii) prepay, redeem or repurchase certain debt; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting the ability of the Company’s subsidiaries to pay dividends; and (x) consolidate, merge or sell all or substantially all of the Company’s assets. The Indenture also contains customary events of default for transactions of this type and amount.

The tender offer is being made pursuant to the Offer to Purchase, dated November 4, 2021, the related letter of transmittal and other related materials filed as part of the Schedule TO related to the tender offer filed with the Securities and Exchange Commission, and neither this Current Report on Form 8-K nor the exhibit hereto is an offer to purchase or a solicitation of an offer to sell any shares of common stock in the tender offer.

The Notes were offered in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes and the guarantees thereof were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K and the exhibit hereto do not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any sale of Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Indenture and form of Notes are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture and Notes are qualified in their entirety by reference to such exhibits.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events

A copy of the press release announcing the closing of the offering of the Notes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated November 26, 2021, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee

4.2	Form of 6.000% Senior Notes due 2029 (included in Exhibit 4.1)

99.1	Press Release, dated November 26, 2021

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROG HOLDINGS, INC.

By:	/s/ Brian Garner
Brian Garner
Chief Financial Officer

Date: November 26, 2021